                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant     [X]

Filed by a party other than the registrant     [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement            [ ]  Confidential, For Use of the
                                            Commission
                                              Only (as permitted by Rule
                                            14a-6(e)(2))

[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                 OSMONICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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
                             [OSMONICS LETTERHEAD]





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   MAY 8, 2002

To the Shareholders of Osmonics, Inc.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Osmonics, Inc. (the "Company") will be held at the corporate offices of Osmonics, Inc., 5951 Clearwater Drive, Minnetonka, Minnesota 55343 on May 8, 2002 at 2:00 p.m., and at any adjournments thereof, to consider and act upon the following matters:

      1.    To elect one director to serve a term of three years.

      2. To approve the amendment of the Company's 1993 Employee Stock Option and Compensation Plan to increase by 250,000 the number of shares reserved under such Plan.

      3. To approve the amendment to the Company's 1995 Director Stock Plan to allow for the issuance of restricted Common Stock of the Company to independent directors in lieu of the annual cash retainer.

      4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 20, 2002 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments thereof. The accompanying Proxy Statement forms a part of this Notice.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE AND RETURN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AT ONCE IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          Ruth Carol Spatz, Secretary

April 15, 2002

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 8, 2002

     This Proxy Statement is furnished to shareholders in conjunction with the solicitation by the Board of Directors of Osmonics, Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders to be held on May 8, 2002, at 2:00 p.m. at the corporate offices of Osmonics, 5951 Clearwater Drive, Minnetonka, Minnesota 55343.

     The record date for the determination of shareholders entitled to notice of and to vote at the meeting is the close of business on March 20, 2002 (the "Record Date"). On the Record Date there were 14,538,884 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), issued and outstanding. Each share is entitled to one vote.

     If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted at the Annual Meeting. Where a specification is made on the proxy, the shares will be voted in accordance with such specification. When no specification is made on the proxy, the proxy will be voted for the proposals indicated herein. A proxy may be revoked by the shareholder at any time prior to its being voted by giving written notice of revocation to the Secretary of the Company, in open meeting, or by casting a written ballot at the meeting. Attendance at the meeting by a shareholder will not by itself be considered revocation of the shareholder's proxy.

                              ELECTION OF DIRECTORS

     The present Board of Directors of Osmonics is composed of six members after giving effect to the resignation of Michael L. Snow on April 3, 2002. Directors are elected for a term of three years with positions staggered so that approximately one-third of the directors are elected at each annual meeting of shareholders. It is intended that the proxies received will be voted, unless authority is withheld, FOR the election of the nominee listed below, namely Charles W. Palmer, to serve until the 2005 Meeting of Shareholders. The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote on the election of directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for election to the Board of each nominee named below. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present and entitled to vote on the election of directors. The nominee is currently serving as a director and has consented, if elected, to serve for a new term.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ELECT THE NOMINATED DIRECTOR.

     The following sets forth information with respect to the nominee for election as director and each other person whose term of office as a director will continue after the meeting.

DIRECTORS WHOSE TERMS EXPIRE IN 2002 WHO ARE NOMINATED FOR ELECTION FOR A TERM OF THREE YEARS:

      CHARLES W. PALMER, age 65, is currently a private investor. Mr. Palmer served as the Chairman and Chief Executive Officer of Autotrol Corporation from 1989 through October 1993, when Autotrol was merged into the Company. He was the Chairman and Chief Executive Officer of The Palmer Group Ltd., a midwestern real estate development firm, from 1980 through 1996. Mr. Palmer is a graduate of Yale University with an A.B. in American studies and earned an M.B.A. at Northwestern University. Mr. Palmer has been a director since 1993.

DIRECTORS WHOSE TERMS EXPIRE IN 2002 WHO ARE NOT RUNNING FOR RE-ELECTION:

      RALPH E. CRUMP, age 78, was an initial investor in Osmonics in 1969. He founded Frigitronics, Inc., a manufacturer of ophthalmic and medical instruments, in 1963 and was its President and Chairman of the Board until December 1986. He is a graduate of the United States Merchant Marine Academy and has a degree in Engineering from UCLA. Mr. Crump is also a director of SI Technologies, Inc., Mity-Lite, Inc., and Stratasys, Inc., all of which have securities listed on the NASDAQ Stock Market. Mr. Crump will have been a director from 1969 until his retirement at the 2002 Annual Meeting of Shareholders. Mr. Crump may not run for reelection under the Company's By-laws. The Board size will be reduced to five in connection with Mr. Crump leaving the Board. The Board of Directors has voted to make Mr. Crump a Director Emeritus upon expiration of his current term.

DIRECTORS WHOSE TERMS EXPIRE IN 2003:

      D. DEAN SPATZ, age 58, Chief Executive Officer and Chairman of the Board of Directors of Osmonics, has held his current position since founding Osmonics in 1969. He has a B.A. from Dartmouth College and a Master of Engineering degree from the Thayer School of Engineering, Dartmouth College. Mr. Spatz is also a director of SI Technologies, Inc. and Sigma Aldrich Corp., both of which have securities listed on the NASDAQ Stock Market. Mr. Spatz and Ruth Carol Spatz are husband and wife. Mr. Spatz has been a director since 1969.

      CHARLES M. BRENNAN, age 60, is currently a private investor. He served as Chairman and CEO of MYR Group Inc. from 1988 until 2000. Prior to that he served in various positions, including Treasurer, Group Vice President and CFO of Gould Inc. and was on the Board of Directors. He is a graduate of Yale University and earned an M.B.A. at Columbia University School of Business Administration. Mr. Brennan was appointed a director by the Board of Directors in April 2001, to fill the unexpired term of Verity C. Smith, who retired.

DIRECTORS WHOSE TERMS EXPIRE IN 2004:

      WILLIAM EYKAMP, age 65, is currently a management consultant. He served as president and director of Koch Membrane Systems Inc., formerly Abcor Inc., from 1981 to 1988. Mr. Eykamp holds a Ph.D. in Chemical Engineering from Massachusetts Institute of Technology and a Bachelor of Science degree from Purdue University. Mr. Eykamp has been a director since 1997.

      RUTH CAROL SPATZ, age 57, Secretary and Director of Osmonics, was a founder of Osmonics in 1969 and has held her current position since its inception. She is a graduate of the University of Vermont with a degree in Chemistry. Ms. Spatz has been a director since 1969.

DIRECTOR EMERITUS (a non-voting position)

      VERITY C. SMITH, age 79, Director, Vaponics Ltd. (UK), President, Veritec Consultants, was a founder of Vaponics, Inc. and held the position of Chief Executive Officer from its inception in 1967 until it was acquired by Osmonics in July 1987. He has a B.S. in Chemical Engineering from Massachusetts Institute of Technology and is a fellow of the American Institute of Chemical Engineers and the American Society for Testing and Materials. Mr. Smith had been a director since 1987 and retired in April 2001.

BOARD OF DIRECTORS AND COMMITTEES

      The Board of Directors of Osmonics held eight meetings during 2001 and acted four times by written action. Osmonics has an Audit Committee, a Compensation Committee, a Stock Option Committee, and a Governance Committee.

      Osmonics' Audit Committee, which presently consists of Messrs. Brennan, Crump, Snow, and Palmer, met four times during 2001. The Audit Committee recommends to the full Board the engagement of the Company's independent accountants, reviews the audit plan and results of the audit engagement, evaluates the independence of the Company's auditors, and reviews the adequacy of Osmonics' system of internal accounting controls.

      Osmonics' Compensation Committee, which presently consists of Messrs. Crump and Snow, met once during 2001. The Compensation Committee reviews and recommends executive compensation to the full Board.

      Osmonics' Stock Option Committee, which presently consists of Messrs. Crump, Spatz, and Mrs. Spatz, met one time during 2001. The Stock Option Committee proposes and recommends to the full Board stock option grants to executives and other key personnel under the existing Osmonics 1993 Stock Option and Compensation Plan (the "Employee Stock Option Plan").

      The Governance Committee establishes corporate governance principles, evaluates qualifications and candidates for positions on the Board, nominates new and replacement members for the Board, and recommends Board committee composition. In addition, the Governance Committee facilitates an annual evaluation by Board members of the Board and individual director performance. This Committee, which presently consists of Messrs. Brennan, Eykamp, Palmer, and Snow, met four times in 2001.

      During 2001, all directors attended at least 85% of the meetings of the Board of Directors and Committees of the Board on which they served.

      Although Michael L. Snow is listed as a member of some committees, Mr. Snow resigned as a director effective April 3, 2002.

DIRECTOR COMPENSATION

      Since 1995, the Company has maintained a Director Stock Option Plan (the "Director Stock Plan"). A total of 250,000 shares of Common Stock are reserved for issuance under the Director Stock Plan. Each director of the Company is eligible to participate in the Director Stock Plan, including directors who are employees of the Company. Under the Director Stock Plan, each director is automatically granted an option to purchase 3,000 shares at the time of each annual meeting of the Company's shareholders. All options granted under the Director Stock Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant and become exercisable one year after the date of grant. The exercise price of an option must be paid in full upon exercise. Payment may be made in cash, check or, in whole or in part, in Common Stock owned by the person exercising the option, valued at fair market value on the date of exercise.

      Independent directors are compensated $1,000 for each board meeting and $500 for each committee meeting attended in person and $500 and $250, respectively, for meetings attended by telephone. In addition, a retainer of $15,000 was paid to each independent director for service in 2001. All directors of Osmonics are reimbursed for expenses of attending meetings of the Board of Directors.

      The Board of Directors propose replacing the annual $15,000 cash retainer by amending the Director Stock Plan to provide independent directors with an annual issuance of $15,000 of restricted Common Stock. See "Proposal to Amend the Osmonics 1995 Director Stock Plan." Each year beginning in 2003, independent directors are entitled to be issued the last business day of each year, an amount of restricted Common Stock equal to the quotient of $15,000 divided by the fair market value on the first business day for such year in which services were rendered. For purposes of the grant in 2002, each independent director shall be entitled to receive on December 31, 2002, an amount of restricted Common Stock equal to the quotient of $15,000 divided by the fair market value on the date of shareholder approval of the amended Director Stock Plan.

      The Company has also issued Michael L. Snow, a director of the Company, two options to purchase an aggregate of 45,000 shares each at exercise prices of $12.33 and $7.9375, respectively. The options vest annually in four equal installments beginning October 4, 1994 and March 15, 2000, respectively, and have terms of ten years each. These options were issued in connection with Mr. Snow's financial advisory and related services to the Company. Mr. Snow resigned as a director on April 3, 2002.

EXECUTIVE COMPENSATION

      The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 during 2001 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                            LONG-TERM
                                                          COMPENSATION
                                ANNUAL COMPENSATION          AWARDS
                                -------------------        SECURITIES
                                                           UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY(1)    BONUS    OPTIONS(#)     COMPENSATION(2)
---------------------------   ----   ---------    -----    ----------     ---------------
D. Dean Spatz                 2001   $299,808   $15,000      18,000          $12,415
Chairman, Chief Executive     2000    290,000         -      18,000            8,964
Officer                       1999    290,000         -       3,000            9,866


Edward J. Fierko              2001   $187,794   $10,000      15,000          $21,599(3)
President and Chief           2000    157,731         -      45,000            4,507
Operating Officer             1999    150,000         -      20,000           78,074(4)


Keith B. Robinson             2001   $172,750   $ 9,000      15,000          $11,312
Chief Financial Officer       2000    160,000         -      20,000            7,434
                              1999     75,538         -      30,000               99


L. Lee Runzheimer (5)         2001   $138,486   $31,000           -           $9,293
Vice President Finance and    2000    137,120         -       3,000            7,242
Treasurer                     1999    128,773         -       8,000            7,469

Philip M. Rolchigo, Ph.D.     2001   $149,722   $ 7,300      15,000           $4,417
Chief Technology Officer      2000    140,037         -      30,000            3,771
                              1999    125,000         -           -              264


(1) Includes cash compensation deferred at the election of the executive under the terms of Osmonics' 401(k) Plan.

(2) Includes matching funds from Osmonics in the 401(k) Savings Plan paid in the form of Common Stock, valued at the closing price on December 31, 2001, of $14.02 per share, and contributions by Osmonics to the Profit Sharing Retirement Plan of $2,806 for Mr. Spatz, $2,806 for Mr. Fierko, $2,806 for Mr. Robinson, $2,124 for Mr. Runzheimer, and $2,367 for Dr. Rolchigo for 2001.

(3)   Includes $13,730 in taxable housing allowance.

(4)   Includes $74,713 in taxable relocation expenses.

(5)   Mr. Runzheimer left the Company on December 31, 2001.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning the grant of stock options to the Named Executive Officers.

                                            PERCENT OF
                                              TOTAL
                            NUMBER OF        OPTIONS
                           SECURITIES       GRANTED TO    EXERCISE
                           UNDERLYING       EMPLOYEES        OR                      GRANT DATE
                            OPTIONS         IN FISCAL       BASE       EXPIRATION      PRESENT
NAME                        GRANTED(1)        YEAR        PRICE(1)        DATE         VALUE(2)
----                        ----------        ----        --------        ----         --------
D. Dean Spatz                15,000           10.7         $12.90        12/2/11       $103,614
                              3,000(3)        12.5(3)        8.85         5/8/11         14,217

Edward J. Fierko             15,000           10.7          12.90        12/2/11        103,614

Keith B. Robinson            15,000           10.7          12.90        12/2/11        103,614

L. Lee Runzheimer                --             --             --             --             --

Philip M. Rolchigo, Ph.D.    15,000           10.7          12.90        12/2/11        103,614

----------

(1) The indicated options were granted pursuant to the Employee Stock Option Plan, with the exception of some of the options granted to Mr. Spatz. All options were granted at the fair market value of the Common Stock on the date of grant, have 10-year terms and become exercisable in equal annual increments over a 4-year period beginning on the first anniversary of the grant. Vested options must be exercised within 90 days of termination of employment.

(2) The Grant Date Present Value was calculated using the Black-Scholes valuation model, assuming a volatility rate of 55.1 percent, a risk-free rate of return of 5.5 percent, a dividend yield of 0 percent, and a projected time of exercise of five years. The actual amount, if any, realized upon the exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of the stock option at the time of exercise. There can be no assurance that the hypothetical grant date present values of the stock options reflected in this table will actually be realized.

(3) Granted pursuant to the Director Stock Plan, whereby an option for 3,000 shares is granted to each continuing director on the date of the annual meeting of shareholders at the fair market price on that date. The option vests fully on the first anniversary of the grant. Percent indicated is the percent of the grants under the Director Stock Plan for 2001.

      STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

      The following table summarizes information with respect to options held by the Named Executive Officers, and the value of the options held by such persons at the end of fiscal year 2001.

                                                                   NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                 SHARES                           UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                                ACQUIRED           VALUE       OPTIONS AT FISCAL YEAR-END (#)      FISCAL YEAR-END ($) (1)
                                --------           -----       ------------------------------      -----------------------
NAME                          ON EXERCISE (#)   REALIZED ($)   EXERCISABLE      UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                          ---------------   ------------   -----------      -------------    -----------    -------------
D. Dean Spatz                        --              --           33,000            33,000         $ 44,356       $ 83,831

Edward J. Fierko                     --              --           36,250            66,250          199,944        317,825

Keith B. Robinson                    --              --           20,000            45,000          106,884        190,031

L. Lee Runzheimer                    --              --               --            23,000               --        121,400

Philip M. Rolchigo, Ph.D             --              --           22,500            42,500           47,628        159,984

(1) Value of unexercised options is the difference between the aggregate market value of the underlying shares (based on the closing price for the Common Stock on December 31, 2001, of $14.02 per share) and the aggregate exercise price for such shares.

CHANGE IN CONTROL AGREEMENTS

     On April 26, 2001, the Company entered into Change of Control Agreements with each of D. Dean Spatz, Chairman and Chief Executive Officer; Edward J. Fierko, President and Chief Operating Officer; Keith B. Robinson, Chief Financial Officer; L. Lee Runzheimer, Vice President Finance and Treasurer, and Philip M. Rolchigo, Ph.D., Chief Technology Officer, in addition to certain other executives and key managers of the Company (collectively, the "Change of Control Agreements"). The purpose of the Change of Control Agreements is to provide security to key management employees to stay with the Company in the event that the Company would enter into discussions that could lead to a possible acquisition of the Company's securities or assets by another company or the possible merger of the Company with or into another company. The Board also determined that it would be in the best interests of the Company to preclude certain key management employees from competing with the Company should such employee be required to leave the Company following a "Change of Control" (as defined therein).

     Pursuant to the Change of Control Agreements, if 1) there were a Change of Control and 2) the employee were terminated by the Company, other than for "Cause" (as defined therein) or such employee terminates his employment for a "Good Reason" (as defined therein), either within two years following such Change of Control by the Company or within three months prior to certain events that are followed by a Change of Control, such terminated employee shall be entitled to receive in exchange for an agreement not to compete during the Applicable Period (as defined therein), payment of such employee's annual base cash compensation, target bonus and benefits monthly over such Applicable Period. The Applicable Period is three years for D. Dean Spatz, the Company's Chairman and Chief Executive Officer, Edward J. Fierko, the Company's President and Chief Operating Officer, and Keith B. Robinson, the Company's Chief Financial Officer, two years for the Company's general managers and one year for other employees.

     In October 2001, the Company replaced Dr. Rolchigo's Change of Control Agreement with a letter agreement which provides Dr. Rolchigo with the right to receive certain payments triggered by the termination of Dr. Rolchigo's employment with the Company (whether or not following a change in control). Pursuant to the letter agreement, if Dr. Rolchigo maintained his employment through July 31, 2001, he would be entitled to a $305,000 2001 Termination Payment upon his termination of employment for any reason (other than by the Company for cause) in exchange for an agreement not to compete with the Company for a one-year period. The letter agreement also provides that if Dr. Rolchigo remains in employment through July 31, 2002, he would also be entitled upon termination of employment for any reason (other than by the Company for cause) to the sum of three (3) times his base salary plus his annual incentive target for the fiscal year in which his employment with the Company terminates (the "2002 Termination Payment"), in addition to his 2001 Termination Payment. In consideration for the 2002 Termination Payment, which would be payable over four years, Dr. Rolchigo has agreed to a four-year non-compete with the Company.

                             AUDIT COMMITTEE REPORT

     The Board of Directors maintains an Audit Committee comprised of four of the Company's independent directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the New York Stock Exchange that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by Section 303 of the Listed Company Manual.

     The Audit Committee oversees the Company's financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Board has adopted a written Charter of the Audit Committee.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held four meetings during fiscal 2001.

     Deloitte & Touche has served as independent auditor for the Company since August 27, 1987. Deloitte & Touche periodically changes the personnel who work on the audit. In addition to performing the audit of the Company's consolidated financial statements, Deloitte & Touche also provides various other services to the Company. The aggregate fees and reimbursable expenses billed to the Company and its subsidiaries by Deloitte & Touche for 2001 are:

Audit Fees                                                      $232,200
Financial Information Systems Design & Implementation Fees             0
All Other Fees*                                                  176,333

*"All Other Fees" includes fees billed for audit-related services of $18,020 and non-audit services of $158,313. In 2001, audit-related services included fees for accounting consultations. Non-audit services included $120,933 for tax consultations and preparation and $37,380 for inventory valuation and a Human Capital Compensation Project.

     The Committee has considered whether the provision of the services described under the heading "All Other Fees" is compatible with maintaining the independence of the Company's auditors.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of the Company's independent auditors.

                                                Osmonics Audit Committee
                                                Michael L. Snow, Chair*
                                                Charles M. Brennan
                                                Ralph E. Crump
                                                Charles W. Palmer

* Mr. Snow resigned as a director on April 3, 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Osmonics' Compensation Committee consists of Messrs. Ralph E. Crump and Michael L. Snow. Mr. Snow is Of Counsel in the law firm of Maslon Edelman Borman & Brand, LLP, which rendered legal services to Osmonics during the last fiscal year.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      Decisions on compensation of Osmonics' executives generally have been made by the Compensation Committee (the "Compensation Committee") of the Board, except that decisions regarding the granting of stock options have been and will be made by the Stock Option Committee. The Board has approved all grants of stock options made to Osmonics' executives. Each member of the Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to the compensation of Osmonics' executive officers are reviewed by the full Board. Pursuant to recently adopted rules designed to enhance disclosure of Osmonics' policies concerning executive compensation, set forth below is a report prepared by the Compensation Committee addressing Osmonics', and its subsidiaries' and executive compensation policies for 2001.

      The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation integrated with Osmonics' annual objectives and long-term goals, reward above average corporate performance, recognize individual initiative and achievements, and assist Osmonics in attracting and retaining qualified executives. Targeted levels of executive compensation are set at levels that the Compensation Committee believes to be consistent with other businesses in Osmonics' industry and other manufacturing companies in the Twin Cities metropolitan area.

      There are three elements in Osmonics' executive compensation program, all determined by individual and corporate performance.

      -     Base salary compensation

      -     Annual incentive compensation

      -     Stock options

      Base salary compensation is determined by the potential effect the individual has on Osmonics' results of operations, the skills and experiences required by the job, and the performance and potential of the incumbent in the job.

      Annual incentive compensation for Osmonics executives is based primarily on corporate operating earnings and sales growth targets approved in advance by the full board. It also includes an overall assessment by the Compensation Committee of executive management's performance, as well as market conditions.

      Awards of options under Osmonics' Stock Option Plans are designed to promote the identity of long-term interests between Osmonics' executives and its shareholders and assist in the retention of executives. The Osmonics 1993 Stock Option and Compensation Plan also permits the Committee to grant stock options to key personnel. The Compensation Committee makes recommendations to the Stock Option Committee regarding the granting of stock options to executives and key personnel. These recommendations may result in the granting of such options. Options become exercisable based upon criteria approved by the Company's Board of Directors.

      The Compensation Committee surveys employee stock option programs of companies with similar capitalization to Osmonics prior to recommending special stock option grants. While the value realizable from exercisable options is dependent upon the extent of which Osmonics' performance is reflected in the market price of the Common Stock at any particular point in time, the decision as to whether such value will be realized in any particular year is primarily determined by each individual executive and not by the Compensation Committee. Accordingly, when the Committee recommends that an option be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option granted in a previous year.

      The base salary paid to Mr. Spatz in 2001 was $300,000, an increase of 3% over 2000. In addition, a bonus of $15,000 was paid for 2001. The Committee felt that the continuing improvements in sales, profits and cost containment in the difficult business and market conditions of 2001 warranted some recognition. Likewise, the other named Executive Officers received increases in salary and were paid bonuses for 2001 as shown in the Summary Compensation Table.

      In December 2001, the Stock Option Committee granted options under the Osmonics 1993 Stock Option and Compensation Plan to purchase a total of 15,000 shares of Common Stock to Mr. Spatz, Chairman and Chief Executive Officer, 15,000 shares to Mr. Fierko, President and Chief Operating Officer, 15,000 shares to Mr. Robinson, Chief Financial Officer, and 15,000 shares to Dr. Rolchigo, Chief Technology Officer, respectively. The Stock Option Committee believed it is in the best long-term interests of the Company's shareholders to provide incentives to these executives.

      In April 2001, the Compensation Committee recommended to the Board that the Company enter into Change of Control Agreements with Messrs. Spatz, Fierko, Robinson, Rolchigo and Runzheimer in addition to certain other officers of the Company. The Compensation Committee believed that the Change of Control Agreements would provide key management employees with security in the event that the Company would enter into discussions that could lead to a possible acquisition of the Company's securities or assets by another company or the possible merger of the Company with or into another company. The Compensation Committee believed that this security, in light of market circumstances, would enhance the performance of such executive officers. The Compensation Committee believes that the terms and conditions of these Change of Control Agreements are in the best interests of the Company and its shareholders.

      In October 2001, the Compensation Committee replaced Dr. Rolchigo's Change of Control Agreement with an agreement to pay a certain amount of cash in the event Dr. Rolchigo is employed through a certain period of time in exchange for a non-competition agreement with Dr. Rolchigo. The Compensation Committee believed this arrangement was necessary to retain Dr. Rolchigo and in the best interests of the Company and its shareholders.

                                                Osmonics Compensation Committee
                                                Ralph E. Crump
                                                Michael L. Snow*

* Mr. Snow resigned as a director on April 3, 2002.

STOCK PERFORMANCE GRAPH

      The following is a line-graph presentation comparing the Company's cumulative, five-year shareholder return on an indexed basis with (i) a broad equity market index and (ii) an appropriate published industry or line-of-business index, or peer group index constructed by Osmonics. The following presentation compares Osmonics' Common Stock price in the five-year period from December 31, 1996 to December 31, 2001, to the S&P 500 Stock Index and to our peer group. The peer group is comprised of the following companies:
BHA Group, Calgon Carbon Corp., Clarcor, Inc., Cuno, Inc., Donaldson Co. Inc., Esco Electronics, Flanders Corp., Ionics, Inc., Lydall, Inc., Millipore Corp., Pall Corp., and Waterlink, Inc. Azurix Corp., which was included last year, was acquired by Enron Corp. The graph has been adjusted historically to reflect this change. All peer group companies are involved in various aspects of the water treatment or other separations businesses and associated product lines. The presentation assumes that the value of an investment in each of Common Stock, the S&P 500 Index, and the peer group index was $100 on December 31, 1996, and that any dividends paid (none have been paid by Osmonics) were re-invested in the same security.

                                  [LINE CHART]

End of fiscal:          1996            1997            1998            1999            2000            2001
--------------          ----            ----            ----            ----            ----            ----
Osmonics, Inc.        $ 100.00        $  71.87        $  38.35        $  41.76        $  31.25        $  63.73
S&P 500               $ 100.00        $ 133.36        $ 171.47        $ 207.56        $ 188.66        $ 166.24
Peer Group            $ 100.00        $  94.17        $  89.53        $  90.38        $ 110.91        $ 128.49


                    PROPOSAL TO INCREASE THE NUMBER OF SHARES
                      OF COMMON STOCK RESERVED FOR ISSUANCE
             UNDER OSMONICS' 1993 STOCK OPTION AND COMPENSATION PLAN

     Subject to the approval of the shareholders, on November 15, 2001 the Board of Directors amended the Osmonics 1993 Stock Option and Compensation Plan (the "Employee Stock Option Plan") to increase the number of shares of Common Stock reserved for issuance pursuant to the Employee Stock Option Plan by 250,000 shares. The brief summary of the Employee Stock Option Plan which follows is qualified in its entirety by reference to the complete text, a copy of which is attached to this Proxy Statement as Annex A.

GENERAL

     The purpose of the Employee Stock Option Plan is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives ("Incentives") designed to attract, retain and motivate employees of the Company.

     The Employee Stock Option Plan provides that a committee composed of at least two members of the Board of Directors of the Company (the "Stock Option Committee") who have not received Incentives under the Employee Stock Option Plan may grant Incentives to employees in the following forms: (a) stock options; (b) stock appreciation rights; (c) stock awards; (d) restricted stock;
(e) performance shares; and (f) cash awards. Incentives may be granted only to employees of the Company (including officers and directors of the Company, but excluding directors of the Company who are not also employees of or consultants to the Company) selected from time to time by the Stock Option Committee. As of the Record Date, approximately 100 employees, officers and directors of the Company were eligible to participate in the Employee Stock Option Plan, subject to selection by the Stock Option Committee as described above.

     The number of shares of Common Stock which may be issued under the Employee Stock Option Plan if this amendment is approved may not exceed 1,200,000 shares, subject to adjustment in the event of a merger, recapitalization or other corporate restructuring. This represents approximately 8.3% of the outstanding shares of Common Stock on March 20, 2002. On March 20, 2002, the last sale price of the Common Stock as reported on the New York Stock Exchange was $14.40 per share.

STOCK OPTIONS

     Under the Employee Stock Option Plan, the Stock Option Committee may grant non-qualified and incentive stock options to eligible employees to purchase shares of Common Stock from the Company. The Employee Stock Option Plan confers on the Stock Option Committee discretion, with respect to any such stock option, to determine the number and purchase price of the shares subject to the option, the term of each option and the time or times during its term when the option becomes exercisable. The purchase price for incentive stock options may not be less than the fair market value of the shares subject to the option on the date of grant. The term of a non-qualified option may not exceed 10 years and one day from the date of grant and the term of an incentive stock option may not exceed 10 years from the date of grant. Any option shall become immediately exercisable in the event of specified changes in corporate ownership or control, subject to the right of the Board to eliminate such accelerated vesting. The Stock Option Committee may accelerate the exercisability of any option or may determine to cancel stock options in order to make a participant eligible for the grant of an option at a lower price. The Stock Option Committee may approve the purchase by the Company of an unexercised stock option for the difference between the exercise price and the fair market value of the shares covered by such option.

     The option price may be paid in cash, check, bank draft or by delivery of shares of Common Stock valued at their fair market value at the time of purchase or by withholding shares from the shares issuable upon exercise of such options valued at their fair market value or as otherwise authorized by the Stock Option Committee.

     In the event that an optionee ceases to be an employee of the Company for any reason, including death, any stock option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire at the time or times established by the Stock Option Committee.

STOCK APPRECIATION RIGHTS

     A stock appreciation right or SAR is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is determined pursuant to the formula described below. A SAR may be granted with respect to any stock option granted under the Employee Stock Option Plan, or alone, without reference to any stock option. A SAR granted with respect to any stock option may be granted concurrently with the grant of such option or at such later time as determined by the Stock Option Committee and as to all or any portion of the shares subject to the option.

RESTRICTED STOCK

     Restricted stock consists of the sale or transfer by the Company to an eligible employee of one or more shares of Common Stock which are subject to restrictions on their sale or other transfer by the employee. The price at which restricted stock will be sold will be determined by the Stock Option Committee, and it may vary from time to time and among employees and may be less than the fair market value of the shares at the date of sale. All shares of restricted stock will be subject to such restrictions as the Stock Option Committee may determine. Subject to these restrictions and the other requirements of the Employee Stock Option Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to those shares.

STOCK AWARDS

     Stock awards consist of the transfer by the Company to an eligible employee of shares of Common Stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award will be determined by the Stock Option Committee.

PERFORMANCE SHARES

     Performance shares consist of the grant by the Company to an eligible employee of a contingent right to receive cash or payment of shares of Common Stock. The performance shares shall be paid in shares of Common Stock to the extent performance objectives set forth in the grant are achieved. The number of shares granted and the performance criteria will be determined by the Stock Option Committee.

CASH AWARDS

     A cash award consists of a monetary payment made by the Company to an eligible employee as additional compensation for his services to the Company. Payment may depend on the achievement of specified performance objectives. The amount of any monetary payment constituting a cash award shall be determined by the Stock Option Committee.

NON-TRANSFERABILITY OF MOST INCENTIVES

     No stock option, SAR, performance share or restricted stock granted under the Employee Stock Option Plan will be transferable by its holder, except in the event of the holder's death, by will or the laws of descent and distribution. During an employee's lifetime, an Incentive may be exercised only by him or her or by his or her guardian or legal representative.

AMENDMENT OF THE EMPLOYEE STOCK OPTION PLAN

     The Board of Directors may amend or discontinue the Employee Stock Option Plan at any time. However, no such amendment or discontinuance may, subject to adjustment in the event of a merger, recapitalization, or other corporate restructuring, (a) change or impair, without the consent of the recipient thereof, an Incentive previously granted, (b) materially increase the maximum number of shares of Common Stock which may be issued to all employees under the Employee Stock Option Plan, (c) materially change or expand the types of Incentives that may be granted under the Employee Stock Option Plan, (d) materially modify the requirements as to eligibility for participation in the Employee Stock Option Plan, or (e) materially increase the benefits accruing to participants. Certain Employee Stock Option Plan amendments require shareholder approval, including amendments which would materially increase benefits accruing to participants, increase the number of securities issuable under the Employee Stock Option Plan, or change the requirements for eligibility under the Employee Stock Option Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion sets forth certain United States income tax considerations in connection with the ownership of Common Stock. These tax considerations are stated in general terms and are based on the Internal Revenue Code, as amended (the "Code"). This discussion does not address state or local tax considerations with respect to the ownership of Common Stock. Moreover, the tax considerations relevant to ownership of the Common Stock may vary depending on a holder's particular status.

     Under existing Federal income tax provisions, an employee who receives a stock option or performance shares or a SAR under the Employee Stock Option Plan or who purchases or receives shares of restricted stock under the Employee Stock Option Plan which are subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of section 83 of the Code) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes in the year such Incentive is granted. An employee who receives a stock award under the Employee Stock Option Plan consisting of shares of Common Stock will realize ordinary income in the year of the award in an amount equal to the fair market value of the shares of Common Stock covered by the award on the date it is made, and the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income. An employee who receives a cash award will realize ordinary income in the year the award is paid equal to the amount thereof, and the amount of the cash will be deductible by Osmonics.

     When a non-qualified stock option granted pursuant to the Employee Stock Option Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate purchase price of the shares of Common Stock as to which the option is exercised and the aggregate fair market value of shares of the Common Stock on the exercise date, and the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

     Options which qualify as incentive stock options are entitled to special tax treatment. Under existing federal income tax law, if shares purchased pursuant to the exercise of such an option are not disposed of by the optionee within two years from the date of granting of the option or within one year after the transfer of the shares to the optionee, whichever is longer, then (i) no income will be recognized to the optionee upon the exercise of the option;
(ii) any gain or loss will be recognized to the optionee only upon ultimate disposition of the shares and, assuming the shares constitute capital assets in the optionee's hands, will be treated as long-term capital gain or loss; (iii) the optionee's basis in the shares purchased will be equal to the amount of cash paid for such shares; and (iv) the Company will not be entitled to a federal income tax deduction in connection with the exercise of the option. The Company understands that the difference between the option price and the fair market value of the shares acquired upon exercise of an incentive stock option will be treated as an "item of tax preference" for purposes of the alternative minimum tax. In addition, incentive stock options exercised more than three months after retirement are treated as non-qualified options.

     The Company further understands that if the optionee disposes of the shares acquired by exercise of an incentive stock option before the expiration of the holding period described above, the optionee must treat as ordinary income in the year of that disposition an amount equal to the difference between the optionee's basis in the shares and the lesser of the fair market value of the shares on the date of exercise or the selling price. In addition, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

     If the exercise price of an incentive stock option is paid by surrender of previously owned shares, the number of shares of stock received in the exercise of the ISO which is equal to the number of shares used to exercise the ISO will have a basis in the stock received equal to the basis that the employee had in the stock surrendered in the exercise. The remaining shares of stock have a basis equal to the gain, if any, on the exercise of the ISO and any cash paid on the exercise. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

     If the exercise price of a nonstatutory stock option is paid by surrender of previously owned shares, the number of shares of stock received in the exercise of the nonstatutory stock option which is equal to the number of shares used to exercise the nonstatutory option will have a basis in the stock received equal to the basis that the employee had in the stock surrendered in the exercise. The remaining shares of stock have a basis equal to the gain, if any, on the exercise of the nonqualified option and any cash paid on the exercise.

     If the exercise price of an option is paid by surrender of previously owned shares, the basis of the shares received in replacement of the previously owned shares is carried over. If the option is a nonstatutory option, the gain recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE EMPLOYEE STOCK OPTION PLAN.

                         PROPOSAL TO AMEND THE OSMONICS
                            1995 DIRECTOR STOCK PLAN

     The Board of Directors has adopted, subject to shareholder approval, an amendment to the Osmonics, Inc. 1995 Director Stock Option Plan (the "Director Stock Plan"), which would allow the Board to issue shares of restricted Common Stock to independent directors in lieu of the annual cash retainer. The Board of Directors believes that the issuance of restricted Common Stock, in addition to the grant of stock options which is already covered by the Director Stock Plan, is a desirable and useful means to strengthen further the directors' linkage with shareholder interests. A copy of the Director Stock Plan is attached as Exhibit B, and reference is made thereto for a complete statement of the terms and provisions thereof.

     STOCK OPTIONS. The Director Stock Plan currently provides that each director of the Company shall automatically receive, as of the date of each Annual Meeting of Shareholders, a non-qualified option to purchase 3,000 shares of the Company's Common Stock. Each option has a ten-year term and generally becomes exercisable on the first anniversary of the grant date at an option exercise price equal to the fair market value of the shares on the grant date. The options are not be transferable except by will or the laws of descent and distribution and may be exercised during the option holder's lifetime only by him or her. The Company receives no consideration upon the grant of options under the Director Stock Plan. The exercise price of an option must be paid in full upon exercise. Payment may be made in cash, check or, in whole or in part, in Common Stock of the Company owned by the person exercising the option, valued at fair market value.

     The proposed amendments to the Director Stock Plan do not amend any of the stock option provisions.

     RESTRICTED COMMON STOCK. As proposed, the Director Stock Plan provides that the Company can annually issue $15,000 in restricted Common Stock only to "Independent Directors." Each director who is not, nor has been within the last three years, an executive officer or employee of the Company is an Independent Director and eligible to receive a grant of restricted Common Stock in accordance with the Director Stock Plan. Each year beginning in 2003, Independent Directors are entitled to be issued on the last business day of each year, an amount of restricted Common Stock equal to the quotient of $15,000 divided by the fair market value on the first business day for such year in which services were rendered. For purposes of the grant in 2002, each Independent Director shall be entitled to receive on December 31, 2002, an amount of restricted Common Stock equal to the quotient of $15,000 divided by the fair market value on the date of shareholder approval of the amended Director Stock Plan. For purposes of the Director Stock Plan, fair market value is the closing sales price of the shares of the Company Common Stock as reported on the NYSE stock exchange composite or such other exchange that the Company's Common Stock trades.

     After issuance, the shares of restricted Common Stock shall have voting rights but shall be restricted from transfer until the earlier of (a) five years from the date of issuance or (b) the date the Independent Director is no longer a director of the Company. In the event an Independent Director does not serve an entire year, such director shall receive a pro rata amount of Restricted Stock for months of services rendered in such fiscal year.

FEDERAL TAX CONSEQUENCES

     Under current law, the federal income tax consequences to directors and the Company under the proposed Director Stock Plan should generally be as follows:

     A director to whom a non-qualified stock option is granted will not recognize income at the time of grant of such option. When a director exercises the stock option, the director will recognize ordinary compensation income equal to the difference, if any, between the exercise price paid and the fair market value, as of the date of option exercise, of the shares the director receives. The tax basis of such shares to the director will equal the exercise price paid plus the amount includable in the director's gross income as compensation, and the director's holding period for such shares will commence on the day on which the director recognizes taxable income in respect of such shares. Subject to applicable provisions of the Internal Revenue Code of 1986, as amended, and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of non-qualified stock options in an amount equal to the ordinary compensation income recognized by the director as described above.

     A director who receives shares of restricted Common Stock under the proposed Director Stock Plan will generally recognize income in the year of grant unless the stock is subject to a "substantial risk of forfeiture" (within the meaning of Section 83 of the Code) at the time of grant. The amount of income will equal the fair market value of the stock on the date of grant. The Company will be entitled to a deduction in a like amount. If the shares are subject to a substantial risk of forfeiture, no income will normally be realized, nor will the Company normally receive any deduction, for federal income tax purposes in the year such shares are issued unless the director makes a Section 83(b) election or the substantial risk of forfeiture lapses during the year. A director who receives a restricted stock award under the proposed Director Stock Plan will realize ordinary income in the year and to the extent such substantial risk of forfeiture lapse. The director will recognize as ordinary income based upon the fair market value of the stock on the date the substantial risk of forfeiture lapses or the effective date of any Section 83(b) election. The Company will be entitled to a deduction equal to the amount the director includes in income during any year as a result of such lapse or election. Under the proposed Director Stock Plan, the restricted Common Stock will be subject to a substantial risk of forfeiture during the period that the sale of the restricted Common Stock may subject the director to liability under
Section 16(b) of the Securities Exchange Act of 1934 for short swing profits. In addition, the director will be subject to a substantial risk of forfeiture to the extent the director is required to forfeit a pro rata portion of the restricted Common Stock if the director ceases to be a director during the year of grant.

     The discussion set forth above does not purport to be complete analysis of the potential tax consequences relevant to recipients of options or to the Company or to describe tax consequences based on particular circumstances. It is based on federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time.

     The total number of shares of Common Stock subject to issuance under options and restricted Common Stock grants pursuant to the Director Stock Plan as amended is 250,000. As of the date of this Proxy Statement, the Company has issued options to acquire 147,000 shares of Common Stock pursuant to the Director Stock Plan. This number and the terms of outstanding options and the restricted Common Stock are subject to the automatic adjustment in the event of reorganization, merger, consolidation, recapitalization, stock splits, combination or exchange of shares, stock dividends or other similar events. The Director Stock Plan has a ten-year term and is administered by the Board of Directors.

PROXIES AND VOTING

     The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for approval of the amendment to the Plan. A shareholder who abstains is considered to be present and entitled to vote at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote shall not be considered present and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE OSMONICS, INC. 1995 DIRECTOR STOCK PLAN.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

     The following table provides information as to the beneficial ownership of the Common Stock, as of the Record Date, by (i) each person known by the Company to be the beneficial owner of more than 5% of such Common Stock, (ii) each nominee and continuing director of the Company, (iii) the Company's Chief Executive Officer and four other most highly compensated executive officers during fiscal 2001 and (iv) the directors and executive officers as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or dispositive power with respect to such securities or has the right to acquire beneficial ownership of such securities within 60 days by exercise of an option or otherwise. The persons named in the table have sole voting and dispositive powers with respect to all shares of Common Stock unless otherwise noted in the notes following the table.

                                               AMOUNT AND
                                                NATURE OF
                                               BENEFICIAL
NAME OF BENEFICIAL OWNER INCLUDING ADDRESS    OWNERSHIP OF      PERCENT OF
OF OWNERS FOR MORE THAN 5%                    COMMON STOCK     COMMON STOCK
--------------------------                    ------------     ------------
Dimensional Fund Advisors Inc.                  880,000(1)         5.9
  1299 Ocean Avenue 11th Floor
  Santa Monica, CA 90401

Heartland Advisors Inc.                         754,750(2)         5.1
  790 North Milwaukee Street
  Milwaukee, WI 53202

Charles M. Brennen                                6,000            *
Ralph E. Crump                                  486,400(3)         3.3
William Eykamp                                   27,301(4)         *
Edward J. Fierko                                 63,182(4)         *

Charles W. Palmer(5)                          1,345,780(4)         9.0
Keith B. Robinson                                26,530(4)         *
Philip M. Rolchigo, Ph.D.                        26,751(4)         *
L. Lee Runzheimer(6)                             44,955            *
Verity C. Smith                                  26,196(4)         *
Michael L. Snow                                 239,650(7)         1.6
D. Dean Spatz(5)                              1,387,677(8)         9.3
Ruth Carol Spatz(5)                           1,349,170(8)         9.0
All directors and executive officers as a     4,030,952(9)        27.0
group (12 persons)

----------
* Less than 1%

(1) Beneficial ownership is based upon a Schedule 13G filed with the SEC on January 30, 2002.

(2) Beneficial ownership is based upon a Schedule 13G filed with the SEC on January 15, 2002.

(3) Includes 232,700 shares held by his spouse. Mr. Crump disclaims beneficial ownership of these shares. Includes 18,000 shares not outstanding but issuable upon options exercisable within 60 days of the Record Date.

(4)   Includes 15,000, 51,250, 21,000, 22,500, 26,250, and 21,000 shares not outstanding but issuable upon options exercisable within 60 days of the Record Date by Messrs. Eykamp, Fierko, Palmer, Robinson, Rolchigo, and Smith, respectively.

(5)   The address is 5951 Clearwater Drive, Minnetonka, Minnesota 55343.

(6)   Mr. Runzheimer left the Company on December 31, 2001.

(7) Includes 99,750 shares not outstanding but issuable upon options exercisable within 60 days of the Record Date. Includes 15,000 shares held as custodian for minor children. Mr. Snow resigned as a director on April 3, 2002.

(8) Mr. and Mrs. Spatz possess sole voting and investment power with respect to 352,982 and 329,515, respectively, of such shares and they possess shared voting and investment power with respect to 998,640, of which 765,464 are held by The Spatz Limited Partnership. Includes options to purchase 36,000 and 21,000 shares issuable upon options exercisable within 60 days of the Record Date for Mr. Spatz and Mrs. Spatz, respectively.

(9) Includes 371,250 shares issuable upon options exercisable within 60 days of the Record Date. Includes 232,700 shares owned by Marjorie L. Crump, spouse of Ralph E. Crump, a director.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 15, 2001, the Company entered into an engagement letter with MLS, LLC ("MLS"), a Minnesota limited liability company beneficially owned by Michael
L. Snow, a director of the Company. The Company terminated the engagement letter on August 13, 2001. This engagement letter provided that MLS would provide certain advisory services to the Company in connection with possible business combination transactions involving the Company. In the event that more than 50% of the outstanding common stock or assets of the Company were acquired, MLS would, in certain circumstances, receive a fee equal to 1% of the aggregate consideration paid in any such transaction.

     Pursuant to a letter agreement April 1, 2002, between the Company, MLS and Mr. Snow (the "Letter"), the engagement letter was rescinded and Mr. Snow resigned from the Board. Pursuant to the Letter, the Company paid MLS $200,000 and accelerated vesting on 14,250 stock options as payment for all services rendered by MLS and Mr. Snow under the engagement letter. The Company made no other payments to MLS or Mr. Snow in connection with the engagement letter and has no further obligations under the engagement letter.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of Osmonics' equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were satisfied.

                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP has served as independent auditors for the Company since August 27, 1987. A representative of Deloitte & Touche LLP is expected to attend this year's Annual Meeting of Shareholders and have an opportunity to make a statement and/or respond to appropriate questions from shareholders. Shareholder approval is not required for the appointment of independent auditors, since the Board of Directors has the responsibility for selecting the Company's auditors.

                              SHAREHOLDER PROPOSALS

     Any proposal by a shareholder to be presented at the Annual Meeting of Shareholders must be received at the Company's principal executive offices, 5951 Clearwater Drive, Minnetonka, Minnesota 55343-8995, no later than December 10, 2002, and otherwise have complied with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

     With respect to any shareholder proposal which the shareholder has not previously sought to include in the Company's Proxy Statement notice of same must be provided to the Company by February 23, 2003, or management proxies will be allowed pursuant to Rules 14a-4 and 14a-5(e) to use their discretionary authority with respect to such proposals when raised at the meeting.

                                  SOLICITATION

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers and regular employees may solicit proxies by telephone, telegraph or in person. On request, the Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending soliciting material to the owners of the shares.

     This Proxy Statement and the accompanying materials are first being sent to shareholders on or about April 15, 2002.

                                          By Order of the Board of
                                          Directors of Osmonics, Inc.



                                          D. Dean Spatz
                                          Chairman of the Board and
                                          Chief Executive Officer

                                                                         ANNEX A

                                 OSMONICS, INC.
                              1993 STOCK OPTION AND
                                COMPENSATION PLAN
                                   MAY 8, 2002

      1. Purpose. The purpose of the 1993 Stock Option and Compensation Plan (the "Plan") of Osmonics, Inc. ("Osmonics") is to increase shareholder value and to advance the interests of Osmonics by furnishing a variety of economic incentives ("Incentives") designed to attract, retain and motivate employees. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $0.01 par value, of Osmonics ("Common Stock"), monetary payments or both on terms determined under this Plan.

      2. Administration. The Plan shall be administered by the stock option committee (the "Committee") of the board of directors of Osmonics. The Committee shall consist of not less than two directors of Osmonics and shall be appointed from time to time by the board of directors of Osmonics. The board of directors of Osmonics may from time to time appoint members of the Committee in substitution for, or in addition to, members previously appointed, and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of the Committee's members shall constitute a quorum. All action of the Committee shall be taken by the majority of its members. Any action may be taken by a written instrument signed by majority of the members and actions so taken shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee's decisions and matters relating to the Plan shall be final and conclusive on Osmonics and its participants.

      3. Eligible Employees. Employees of Osmonics or its subsidiaries or affiliates (including officers and directors, but excluding directors who are not also employees of or consultants to Osmonics or its subsidiaries or affiliates), shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of Osmonics or its subsidiaries or affiliates and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

      4. Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options (section 6); (b) stock appreciation rights ("SARs") (section 7); (c) stock awards (section 8); (d) restricted stock (section 8); and
(e) performance shares (section 9).

      5. Shares Subject to the Plan.

            5.1. Number of Shares. Subject to adjustment as provided in Section 10.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 1,200,000 shares of Common Stock.

            5.2. Cancellation. To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of an SAR pursuant to Section 7.4, Osmonics shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option. In the event that a stock option or SAR granted hereunder expires or is terminated or cancelled unexercised as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs or otherwise. In the event that shares of Common Stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by Osmonics pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock, pursuant to stock awards or otherwise.

            5.3. Type of Common Stock. Common Stock issued under the Plan in connection with stock options, SARS, performance shares, restricted stock or stock awards, may be authorized and unissued shares.

      6. Stock Options. A stock option is a right to purchase shares of Common Stock from Osmonics. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

            6.1. Price. The option price per share shall be determined by the Committee, subject to adjustment under Section 10.6.

            6.2. Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 10.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises an SAR if any SAR is granted in conjunction with or related to the stock option.

            6.3. Duration and Time for Exercise. Subject to earlier termination as provided in Section 10.4, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the foregoing and with the approval of the Committee, all or any part of the shares of Common Stock with respect to which the right to purchase has accrued may be purchased by Osmonics at the time of such accrual or at any time or times thereafter during the term of the option.

            6.4. Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to Osmonics, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars upon exercise of the option and may be paid by cash; uncertified or certified check; bank draft; by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; by instructing Osmonics to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.

            6.5. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422A of the Internal Revenue Code of 1986, as amended):

                  (a) The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of Osmonics' plans) shall not exceed $100,000.

                  (b) Any Incentive Stock Option certificate authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

                  (c) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by board of directors or the date this Plan was approved by the shareholders.

                  (d) Unless sooner exercised, all Incentive Stock Options shall expire no later than 10 years after the date of grant.

                  (e) The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

                  (f) No Incentive Stock Options shall be granted to any
            participant who, at the time such option is granted, would own (within the meaning of Section 422A of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

      7. Stock Appreciation Rights. An SAR is a right to receive, without payment to Osmonics, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in
Section 7.4. An SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

            7.1. Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 10.6. In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.

            7.2. Duration. Subject to earlier termination as provided in Section 10.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR.

            7.3. Exercise. An SAR may be exercised, in whole or in part, by giving written notice to Osmonics, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, Osmonics shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.4.

            7.4. Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock (which, as it pertains to officers and directors of Osmonics, shall comply with all requirements of the 1934
      Act), the number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

                  (a) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of an SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 10.6); by

                  (b) the Fair Market Value of a share of Common Stock on the exercise date.

           In lieu of issuing shares of Common Stock upon the exercise of an SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

      8. Stock Awards and Restricted Stock. A stock award consists of the transfer by Osmonics to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to Osmonics. A share of restricted stock consists of shares of Common Stock which are sold or transferred by Osmonics to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

            8.1. Number of Shares. The number of shares to be transferred or sold by Osmonics to a participant pursuant to a stock award or as restricted stock shall be determined by the Committee.

            8.2. Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

            8.3. Restrictions. All shares of restricted stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

                  (a) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

                  (b) a requirement that the holder of shares of restricted
            stock forfeit, or (in the case of shares sold to a participant) resell back to Osmonics at his or her cost, all or a part of such shares in the event of termination of his or her employment during any period in which such shares are subject to restrictions;

                  (c) such other conditions or restrictions as the Committee may deem advisable.

            8.4. Escrow. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with Osmonics setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with Osmonics. Each such certificate shall bear a legend in substantially the following form:

            The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 1993 Stock Option and Compensation Plan of Osmonics, Inc., and an agreement entered into between the registered owner and Osmonics, Inc. A copy of the Plan and the agreement is on file in the office of the secretary of Osmonics, Inc.

            8.5. End of Restrictions. Subject to Section 10.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant's legal representative, beneficiary or heir.

            8.6. Shareholder. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently.

      9. Performance Shares. A performance share consists of an award which shall be paid in shares of Common Stock, as described below. The grant of performance share shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

            9.1. Performance Objectives. Each performance share will be subject to performance objectives for Osmonics or one of its operating units to be achieved by the end of a specified period. The number of performance shares granted shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of Common Stock or cash. If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the award.

            9.2. Not Shareholder. The grant of performance shares to a participant shall not create any rights in such participant as a shareholder of Osmonics, until the payment of shares of Common Stock with respect to an award.

            9.3. No Adjustments. No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.

            9.4. Expiration of Performance Share. If any participant's employment with Osmonics is terminated for any reason other than normal retirement, death or disability prior to the achievement of the participant's stated performance objectives, all the participants rights on the performance shares shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment by reason of death, disability, or normal retirement, the Committee, in its own discretion may determine what portions, if any, of the performance shares should be paid to the participant.

10.   General.

            10.1. Effective Date. The Plan shall take effect on the date of adoption of the Plan by the Board of Directors, subject to the condition that the Plan is approved by the affirmative vote of the holders of a majority of the voting stock of Osmonics at the first annual meeting of shareholders held after the date hereof. If such shareholder approval is not obtained, all options granted under the Plan shall be void. Options may be granted under the Plan at any time after adoption of the Plan by the Board of Directors.

            10.2. Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or have been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the date on which this Plan was adopted by board of directors, or the date of approval by the shareholders, whichever is earlier.

            10.3. Non-transferability of Incentives. No stock option, SAR, restricted stock or performance award may be transferred, pledged or assigned by the holder thereof except, in the event of the holder's death, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and Osmonics shall not be required to recognize any attempted assignment of such rights by any participant. During a participant's lifetime, an Incentive may be exercised only by him or her, or by his or her guardian or legal representative.

            10.4. Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee of Osmonics for any reason, including death, any Incentives may be exercised or shall expire at such times as may be determined by the Committee.

            10.5. Additional Condition. Notwithstanding anything in this Plan to the contrary:

                  (a) Osmonics may, if it shall determine it necessary or
            desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to Osmonics a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time Osmonics further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to Osmonics.

            10.6. Adjustment. In the event of any merger, consolidation or reorganization of Osmonics with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to restrictions, options, or achievement of performance share objectives, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

            10.7. Incentive Plans and Agreements. Except in the case of stock awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options.

            10.8. Withholding.

                  (a) Osmonics shall have the right to withhold from any
            payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to Osmonics an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the "Election") to have Osmonics withhold from the distribution shares of Common Stock having a value up to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

                  (b) Each Election must be made prior to the Tax Date. The
            Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

                  (c) If a participant is an officer or director of Osmonics within the meaning of Section 16 of the 1934 Act, then an Election must comply with all of the requirements of the 1934 Act.

            10.9. No Continued Employment or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of Osmonics for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, the employee's beneficiaries or any other person any equity or interests of any kind in the assets of Osmonics or creating a trust of any kind or a fiduciary relationship of any kind between Osmonics and any such person.

            10.10. Deferral Permitted. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Payment may be deferred at the option of the participant if provided in the Incentive.

            10.11. Amendment of the Plan. The Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall, subject to adjustment under Section 10.6, (a) change or impair, without the consent of the recipient, an Incentive previously granted, (b) materially increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan, (c) materially increase the benefits that may be granted under the Plan, (d) materially modify the requirements as to eligibility for participation in the Plan, or (e) materially increase the benefits accruing to participants under the Plan.

            10.12. Immediate Acceleration of Incentives. Notwithstanding any provision in this Plan or in any Incentive to the contrary, (a) the restrictions on all shares of restricted stock award shall lapse immediately, (b) all outstanding options and SARs will become exercisable immediately, and (c) all performance shares shall be deemed to be met and payment made immediately, if subsequent to the date that the Plan is approved by the Board of Directors of Osmonics, any of the following events occur unless otherwise determined by the board of directors and a majority of the Continuing Directors (as defined below):

                  (a) any person or group of persons becomes the beneficial
            owner of 30% or more of any equity security of Osmonics entitled to vote for the election of directors;

                  (b) a majority of the members of the board of directors of
            Osmonics is replaced within the period of less than two years by directors not nominated and approved by the board of directors; or

                  (c) the shareholders of Osmonics approve an agreement to merge or consolidate with or into another corporation or an agreement to sell or otherwise dispose of all, or substantially all of Osmonics' assets (including a plan of liquidation).

            For purposes of this Section 10.12, beneficial ownership by a person or group of persons shall be determined in accordance with Regulation 13D (or any similar successor regulation) promulgated by the Securities and Exchange Commission pursuant to the 1934 Act. Beneficial ownership of more than 30% of an equity security may be established by any reasonable method, but shall be presumed conclusively as to any person who files a
      Schedule 13D report with the Securities and Exchange Commission reporting such ownership. If the restrictions and forfeitability periods are eliminated by reason of provision (1), the limitations of this Plan shall not become applicable again should the person cease to own 30% or more of any equity security of Osmonics.

            For purposes of this Section 10.12, "Continuing Directors" are directors (a) who were in office prior to the time any of provisions (1),
      (2) or (3) occurred or any person publicly announced an intention to acquire 20% or more of any equity security of Osmonics, (b) directors in office for a period of more than two years, and (c) directors nominated and approved by the Continuing Directors.

            10.13. Definition of Fair Market Value. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, it shall be determined by reference to the last sale price of a share of Common Stock on the principal United States Securities Exchange registered under the 1934 Act on which the Common Stock is listed (the "Exchange"), or, on the National Association of Securities Dealers, Inc. Automatic Quotation System (including the National Market System) ("NASDAQ") on the applicable date. If the Exchange or NASDAQ is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on the Exchange or NASDAQ.

                                                                         ANNEX B

                                 OSMONICS, INC.
                            1995 DIRECTOR STOCK PLAN
                            (AS AMENDED MAY 8, 2002)

1.0   PURPOSE

      The purpose of the Osmonics, Inc. Director Stock Plan (the "Plan") is to advance the interests of Osmonics, Inc. (the "Company") and its shareholders by encouraging increased share ownership by members of the Board of Directors of the Company (the "Board") in order to promote long-term shareholder value through continuing ownership of the Company's common stock. The Plan was originally approved as the Osmonics, Inc. 1995 Director Stock Option Plan by the Company's shareholders at the 1995 Annual Shareholders Meeting.

2.0   ADMINISTRATION

      The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of non-qualified stock options made under the Plan ("Options") and grants of restricted common stock of the Company ("Restricted Stock"). The Board shall, subject to the provisions of the Plan, grant Options and Restricted Stock under the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any other officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or by any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

3.0   PARTICIPATION

      Each member of the Board of the Company (a "Director") shall be eligible to receive an Option in accordance with Paragraph 5 below. Each Director who is not, nor has been within the last three years, an executive officer or employee of the Company (an "Independent Director") shall be eligible to receive Restricted Stock in accordance with Paragraph 6 below.

4.0   AWARDS UNDER THE PLAN

      4.1   Awards under the Plan shall include:

            (a) Options, which are rights to purchase common stock of the Company having a par value of $0.01 per share (the "Common Stock"). Such Options are subject to the terms, conditions and restrictions specified in Paragraph 5 below; and

            (b) Restricted Stock, which are issuances of Common Stock subject to the terms, conditions and restrictions specified in Paragraph 6 below.

      4.2 There may be issued under the Plan pursuant to (a) the exercise of Options or (b) the grant of Restricted Stock an aggregate of not more than 250,000 shares of Common Stock, subject to adjustment as provided in Paragraph 7 below. If any Option is cancelled, terminates or expires unexercised, in whole or in part, any shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance under the Plan as new Options. Shares of Restricted Stock are subject to terms, conditions and restrictions specified in Paragraph 6 below.

      4.3 A Director to whom an Option is granted (and any person succeeding to such a Director's rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Common Stock issuable pursuant to any such Option until the date of the issuance of a stock certificate to him for such shares. Except as provided in Paragraph 7 below, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

      4.4 Any Director to whom Restricted Stock is granted (and any person succeeding to such Director's rights pursuant to the Plan) shall have only the rights as a shareholder to the Restricted Stock for shares as prescribed in Paragraph 6 below.

5.0   NON-QUALIFIED STOCK OPTIONS

      Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

      5.1 The Option exercise price shall be the "Fair Market Value" (as herein defined) of the Common Stock subject to such Option on the date the Option is granted. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, it shall be determined by reference to the last sale price of a share of Common Stock on the principal United States Securities Exchange registered under the 1934 Act on which the Common Stock is listed (the "Exchange"), or, on the National Association of Securities Dealers, Inc. Automatic Quotation System (including the National Market System) ("NASDAQ") on the applicable date. If the Exchange or NASDAQ is closed for trading on such date, or if the Common Stock does not trade on such date, then the last price used shall be the one on the date of the Common Stock last traded on the Exchange or NASDAQ.

      5.2 For each year beginning in 1995, on the date of the annual meeting of shareholders of the Company, each Director shall automatically receive an Option for 3,000 shares of Common Stock (the "Annual Option").

      5.3 The Option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

      5.4   Options shall not be exercisable:

            5.4.1 before the expiration of one year from the date it is granted and after the expiration of ten years from the date it is granted. Notwithstanding anything to the contrary herein, an Option shall automatically become immediately exercisable in full upon the death of a Director;

            5.4.2 unless payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise; such payment shall be made in United States dollars by cash or check, or in lieu thereof, by tendering to the Company Common Stock owned by the person exercising the Option (including shares issuable upon exercise of an Option) and having a Fair Market Value equal to the cash exercise price applicable to such Option, or by a combination of United States dollars and Common Stock as aforesaid; and

            5.4.3 unless the person exercising the Option has been at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, a Director of the Company, except that

                  5.4.3.1 if such person shall cease to be such a Director for reasons other than death, while holding an Option that has not expired and has not been fully exercised, such person may, at any time within three years of the date he ceased to be a Director (but in no event after the Option has expired under the provisions of subparagraph
                        5.4.1 above), exercise the Option with respect to any Common Stock as to which he could have exercised on the date he ceased to be such a Director; or

                  5.4.3.2 if any person to whom an Option has been granted shall die holding an Option that has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year after the date of such death (but in no event after the Option has expired under the provisions of subparagraph 5.4.1 above), exercise the option with respect to any shares subject to the Option.

      5.5 If, on any date on which Options are automatically granted, the number of shares of Common Stock remaining available under the Plan is insufficient for the grant to each Director of Options to purchase 3,000 shares of Common Stock, then Options to purchase a proportionate amount of such available number of shares of Common Stock (rounded to the nearest whole share) shall be granted to each Director.

6.0   RESTRICTED STOCK

      Each share of Restricted Stock issued under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

      6.1 Only Independent Directors are eligible to receive grants of Restricted Stock.

      6.2 Subject to subparagraph 6.3, each year beginning in 2003, Independent Directors are entitled to be issued on the last business day of each year, an amount of Restricted Stock equal to the quotient of $15,000 divided by the Fair Market Value on the first business day for such year in which services were rendered. For purposes of the grant in 2002, each Independent Director shall be entitled to receive on December 31, 2002, an amount of Restricted Stock equal to the quotient of $15,000 divided by the Fair Market Value on the date of shareholder approval of the amended Plan at the 2002 Annual Meeting of Shareholders.

      6.3 In the event an Independent Director does not serve an entire year, such director shall receive a pro rata amount of Restricted Stock based upon months of services rendered in such fiscal year in accordance with subparagraph 6.2.

      6.4 After issuance, shares of Restricted Stock issued hereunder shall be fully vested but shall be subject to the transferability restrictions of subparagraph 6.5 herein.

      6.5 Shares of Restricted Stock may not be sold, transferred, pledged or otherwise encumbered until the earlier of (a) five years from the date of issuance or (b) the Independent Director is no longer a director of the Company. Shares of Restricted Stock shall have voting rights, rights to receive dividends and distributions from the date of grant.

7.0   DILUTION AND OTHER ADJUSTMENTS

      In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the number or kind of shares that may be issued under the Plan pursuant to subparagraph 4.2 above, and the number or kind of shares subject to, and the Option price per share under, all outstanding Options and shares of Restricted Stock shall be automatically adjusted so that the proportionate interest of the participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total Option exercise price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option exercise price per share, and such adjustment shall be conclusive and binding for all purposes of the Plan.

8.0   MISCELLANEOUS PROVISIONS

      8.1 Except as expressly provided for in the Plan, no Director or other person shall have any claim or right to be granted an Option or Restricted Stock under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Director any right to be retained in the service of the Company.

      8.2 A participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

      8.3 Common Stock shall not be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable laws and requirements. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Option or the issuance of any shares of Common Stock pursuant to any Option or Restricted Stock, require the recipient of the Option or Restricted Stock, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Option or the shares of Common Stock issued pursuant thereto or Restricted Stock for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Option or the shares of Common Stock issuable pursuant thereto or Restricted Stock is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Option, the issuance of shares of Common Stock pursuant thereto or Restricted Stock, or the removal of any restrictions imposed on such shares, such Option or Restricted Stock shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

      8.4 It shall be a condition to the obligation of the Company to issue Common Stock upon exercise of an Option, that the participant (or any beneficiary or person entitled to act under subparagraph 5.4.3.2 above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue such Common Stock.

      8.5   The expenses of the Plan shall be borne by the Company.

      8.6 By accepting any Option, Restricted Stock or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

      8.7 The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Options hereunder or any Common Stock issued pursuant hereto or Restricted Stock as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation.

9.0   AMENDMENT OR DISCONTINUANCE

      The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable; provided, however, that:

      9.1 no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule or regulation;

      9.2 no amendment shall materially and adversely affect any right of any participant with respect to any Option or Restricted Stock theretofore granted, without such participant's written consent; and

      9.3 the following Plan provisions shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder: (a) those designating the categories of individuals eligible to participate; (b) those stating the amount and price of securities to be awarded; and (c) those specifying the time of awards.

10.0  TERMINATION

      This Plan shall terminate upon the earlier of the following dates or events to occur: upon the adoption of a resolution of the Board terminating the Plan or ten years from the date the Plan is initially approved and adopted by the shareholders of the Company. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his consent, under any Option or Restricted Stock theretofore granted under the Plan.

11.0  EFFECTIVE DATE OF THE PLAN, AS AMENDED

      The amendment to the Plan will become effective on the date that it is approved by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to notice of and to vote at the Company's 2002 Annual Meeting of Shareholders.

                                [OSMONICS LOGO]

                                 OSMONICS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 8, 2002
                                    2:00 P.M.

                                 OSMONICS, INC.
                              5951 CLEARWATER DRIVE
                            MINNETONKA, MN 55343-8995







                 5951 CLEARWATER DRIVE
[OSMONICS LOGO]  MINNETONKA, MN 55343-8995                                 PROXY
________________________________________________________________________________

The undersigned, a shareholder of Osmonics, Inc., hereby appoints D. Dean Spatz and Ruth Carol Spatz, and each of them as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of the Shareholders of Osmonics, Inc. to be held at Osmonics, Inc., 5951 Clearwater Drive, Minnetonka, Minnesota 55343-8995 at 2:00 P.M., and at any adjournments or postponements thereof, upon matters set forth on the reverse side, with all the powers which the undersigned would possess if personally present.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting.




                      See reverse for voting instructions.

THERE ARE TWO WAYS TO VOTE YOUR PROXY

                                                             -------------------
YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO             COMPANY #
VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED,           CONTROL #
SIGNED AND RETURNED YOUR PROXY CARD.                         -------------------


VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on May 7, 2002.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

-        Follow the simple instructions the Voice provides you.


VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to OSMONICS, INC, c/o Shareowner Services(TM), P.O. Box 64873, St. Paul, MN 55164-0873.

               IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL PROXY CARD






                             - Please detach here -
--------------------------------------------------------------------------------


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1.       Election of director:   01 Charles W. Palmer
         (Three-year term)

           [ ] Vote FOR                   [ ] Vote WITHHELD
               all nominees                   from all nominees
               (except as marked)


2. To approve the amendment of the Company's 1993 Employee Stock Option and Compensation Plan to increase by 250,000 the number of shares reserved under such Plan.

           [ ] For               [ ] Against           [ ] Abstain


3. To approve the amendment to the Company's 1995 Director Stock Plan to allow for the issuance of restricted Common Stock of the Company to independent directors in lieu of the annual cash retainer.

           [ ] For               [ ] Against           [ ] Abstain


4. To transact such other business as may properly come before the meeting or any adjournments thereof.


Address Change? Mark Box  [ ]
Indicate changes below:




                           THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

                                Date ___________________________________________

                           -----------------------------------------------------



                           -----------------------------------------------------

                           Signature(s) in Box

                           Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.